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EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the inclusion in this Post-effective Amendment #3 to the Registration Statement on Form SB-2 (File Number 333-115395) of Markland Technologies, Inc., of our report dated September 15, 2003, which report includes an explanatory paragraph as to an uncertainty with respect to the Company's ability to continue as a going concern, appearing in the Prospectus, which is a part of such Registration Statement. We also consent to the reference to our firm under the caption "Experts".



/s/ Marcum & Kliegman, LLP
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New York, New York
October 18, 2004